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                               September 30, 1998


Crusader Holding Corporation
1230 Walnut Street
Philadelphia,  PA  19107


         Re:      Crusader Holding Corporation
                  Registration Statement on Form S-8
                  ----------------------------------


Gentlemen:

         We have acted as counsel to Crusader Holding Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), issuable upon the exercise of options (the "Options") granted and to be granted under the Crusader Holding Corporation Director Stock Option Plan and the Crusader Holding Corporation Employee Stock Option Plan (collectively, the "Plans").

         The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of the Options will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued, that the persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares and that the Company will comply with its undertakings in
Item 9 of Part II of Form S-8.

         In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.




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Crusader Holding Corporation
September 30, 1998
Page 2

         Based on the foregoing, we are of the opinion that the Shares, when issued upon exercise of the Options granted or to be granted under the Plans and upon payment of the option exercise price, all in accordance with the terms of the Plan under which the Options have been granted, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

                                  Very truly yours,


                                  BALLARD SPAHR ANDREWS & INGERSOLL, LLP